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                                                                  Exhibit 10(27)


                              AMENDED AND RESTATED
                     CANARGO ENERGY INC. STOCK OPTION PLAN


                                   ARTICLE 1
                                PURPOSE OF PLAN

1.1 The purpose of the Plan is to assist employees and consultants of the Corporation and its Subsidiaries to participate in the growth and development of the Corporation and its Subsidiaries by providing such persons with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.


                                   ARTICLE 2
                                 DEFINED TERMS

          Where used herein, the following terms shall have the following meanings, respectively:

2.1       "Board" means the board of directors of the Corporation;

2.2 "Business Day" means any day, other than a Saturday or a Sunday, on which the Nasdaq National Market is open for trading;

2.3       "Compensation Committee" shall have the meaning attributed thereto in
          Article 3 hereof and shall refer to the Board if the Plan is then being administered by the Board rather than by the Compensation Committee;

2.4 "Corporation" means CanArgo Energy Corporation, a Delaware corporation, and includes any successor corporation thereto;

2.5 "Eligible Person" means a full-time employee or consultant who provides bona fide services not in connection with any sale of securities or capital-raising transaction of the Corporation or any Subsidiary (including a director of any Subsidiary) who is not an officer or director of the Corporation;

2.6 "Market Price" at any date in respect of Shares shall be the closing price of such Shares on the Nasdaq National Market System (or, if such shares are not then listed and posted for trading on the Nasdaq National Market System, on such stock exchange or formal quotation system on which such Shares are listed and posted for trading as may be selected for such purpose by the Compensation Committee) on the last Business Day preceding the date on which the Option is approved by the Compensation Committee. In the event that such Shares did not trade on such Business Day, the Market Price shall be the average of the bid and ask prices in respect of such Shares at the close of trading on such date. In the event that such Shares are not listed and posted for trading on any stock exchange or formal quotation system, the Market Price in respect thereof shall be the fair

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          market value of such Shares as determined by the Compensation
          Committee in its sole discretion;

2.7       "Option" means an option to purchase Shares granted under the Plan;

2.8 "Option Price" means the price per share at which Shares may be purchased under the Option, as the same may be adjusted from time to time in accordance with Article 7 hereof;

2.9       "Optionee" means a person to whom an Option has been granted;

2.10 "Plan" means the Amended and Restated CanArgo Energy Inc. Stock Option Plan, as embodied herein, as the same may be amended or varied from time to time;

2.11 "Shares" means the common stock of the Corporation, or, in the event of an adjustment contemplated by Article 8 hereof, such other shares or securities to which an Optionee may be entitled upon the exercise of an Option as a result of such adjustment;

2.12 "Subsidiary" means any corporation that is a 50% or more owned subsidiary of the Corporation.


                                   ARTICLE 3
                           ADMINISTRATION OF THE PLAN

3.1 The Plan shall be administered either by the Board or by a Compensation Committee (the "Compensation Committee") appointed by the Board and consisting of not less than two non-employee directors of the Board. The members of the Compensation Committee shall serve at the pleasure of the Board and vacancies occurring in the Compensation Committee shall be filled by the Board.

3.2 The Compensation Committee shall select one of its members as its Chairman and shall hold its meetings at such time and place as it shall deem advisable. A majority of the members of the Compensation Committee shall constitute a quorum and all actions of the Compensation Committee shall be taken by a majority of the members present at any meeting. Any action of the Compensation Committee may be taken by an instrument or instruments in writing signed by all the members of the Compensation Committee, and any action so taken shall be as effective as if it had been passed by a majority of the votes cast by the members of the Compensation Committee present at a meeting of such member, duly called and held.

3.3 The Compensation Committee shall have the power, where consistent with the general purpose and intent of the Plan and subject to the specific provisions of the Plan:

          (a) to establish policies and to adopt rules and regulations for carrying out the purposes, provisions and administration of the Plan;

          (b) to interpret and construe the Plan and to determine all questions arising out of the Plan and any Option granted pursuant to the Plan, and any such interpretation,

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          construction or termination made by the Compensation Committee shall be final, binding and conclusive for all purposes;

     (c) to determine to which Eligible Persons Options are to be granted and to grant such Options;

     (d)  to determine the number of Shares covered by each Option;

     (e)  to determine the Option Price;

     (f) to determine the time or times when Options will be granted and exercisable;

     (g) to determine if the Shares that are subject to an Option will be subject to any restrictions upon the exercise of such Option;

     (h) with the consent of the Optionee, to reprice, cancel and reissue, or otherwise amend the terms of an outstanding Option;

     (i) to prescribe the form of the instrument relating to the grant, exercise and other terms of Options; and

     (j) to make all other determinations deemed necessary or advisable for the administration of the Plan.


                                   ARTICLE 4
                             SHARES SUBJECT TO PLAN

4.1 Options may be granted in respect of authorized and unissued Shares, provided that the aggregate number of Shares reserved for issuance under this Plan, subject to adjustment or increase of such number pursuant to the provisions of Article 8 hereof, is 988,000. Shares in respect of which Options are not exercised shall be available for subsequent Options under the Plan. No fractional shares may be purchased or issued under the Plan.


                                   ARTICLE 5
                    ELIGIBILITY, GRANT AND TERMS OF OPTIONS

5.1  Options may be granted only to Eliglble Persons.

5.2 Subject to the terms of the Plan, the number of Shares subject to each Option, the Option Price, the expiration date of each Option, the extent to which each option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Compensation Committee.

5.3 The Option Price on Shares that are the subject of any Option shall in no circumstances be lower than the Market Price of the Shares at the date of the grant of the Option.

5.4 In no event may the term of an Option exceed ten years from the date of the grant of the Option.

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5.5  During his lifetime, an Option is personal to the Optionee and is non-
     asssignable. In the event of an Optionee's death, an Option is transferable only by will or the laws of descent and distribution.


                                   ARTICLE 6
                        TERMINATION OF EMPLOYMENT; DEATH

6.1 Subject to any express resolution passed by the Compensation Committee with respect to an Option, an Option, and all rights to purchase Shares pursuant thereto, shall expire and terminate immediately upon the Optionee ceasing to be an Eligible Person due to termination by the Corporation or a Subsidiary for cause.

6.2 If, before the expiry of an Option in accordance with the terms thereof, the Optionee ceases to be an Eligible Person for any reason whatsoever other than termination for cause, but including termination by reason of the death of the Optionee, such Option may, subject to the terms thereof and any other terms of the Plan, be exercised, if the Optionee is deceased, by the legal personal representative(s) of the estate of the Optionee, no longer than during the first three months following the death of the Optionee, or if he is alive, by the Optionee, no longer than within three months of the date he ceases to be an Eligible Person (but in either case prior to the expiry of the Option in accordance with the terms thereof), but only to the extent that the Optionee was entitled to exercise such Option at the date he ceases to be an Eligible Person.

6.3 Options shall not be affected by any change in the position of the Optionee where the Optionee continues to be an Eligible Person without interruption of service.


                                   ARTICLE 7
                              EXERCISE OF OPTIONS

7.1 Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Shares to be purchased. Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable time following the receipt of such notice and payment.

7.2 Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to an Optionee pursuant to the exercise of an Option shall be subject to:

     (a) completion of such registration or other qualification of such Shares or obtaining approval of such governmental authority as the Corporation shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

     (b) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and

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     (c)  the receipt from the Optionee of such representations, agreements and undertakings, including as to future dealings in such Shares, as the Corporation or its counsel determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction.

     In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for the issuance of such Shares in compliance with applicable securities laws and for the listing of such Shares on any stock exchange on which the Shares are then listed.


                                   ARTICLE 8
                              CERTAIN ADJUSTMENTS

8.1 Appropriate adjustments in the number of Shares subject to the Plan, and as regards Options granted or to be granted, in the number of Shares optioned and in the Option Price, shall be made by the Compensation Committee to give effect to adjustments in the number of Shares of the Corporation resulting from subdivisions, consolidations or reclassifications of the Shares of the Corporation, the payment of stock dividends by the Corporation (other than dividends in the ordinary course) or other relevant changes in the capital stock of the Corporation.


8.2 Upon the (i) dissolution or liquidation of the Corporation, (ii) merger or consolidation of the Corporation with another corporation or other entity pursuant to which the Corporation is not the surviving entity, (iii) sale or lease of all or substantially all the business assets of the Corporation, or (iv) the sale of more than 80% of the outstanding Common Stock of the Corporation, unless the surviving or acquiring corporation or entity agrees to assume outstanding Options, each Option granted hereunder shall expire as of the effective date of such transactions; provided, however, that the Compensation Committee may, in its discretion, give written notice of such event to any Optionee who shall have the right to exercise his vested Options prior to the effective date of such transaction, subject to earlier expiration pursuant to Sections 5 or 6 (as applicable).

                                   ARTICLE 9
                      AMENDMENT OR DISCONTINUANCE OF PLAN

9.1 The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may increase the maximum number of Shares that may be optioned under the Plan, change the manner of determining the minimum Option price or, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under the Plan.


                                   ARTICLE 10
                            MISCELLANEOUS PROVISIONS

10.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering

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     payment in full of the Option Price of the Shares in respect of which the
     Option is being exercised) and the Corporation shall issue such Shares to the Optionee in accordance with the terms of the Plan in those circumstances.

10.2 Nothing in the Plan or any Option shall confer upon any Optionee any right to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate his employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Optionee beyond the time that he would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary or any present or future retirement policy of the Corporation or any Subsidiary, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.

10.3 References herein to any gender include all genders.


                                   ARTICLE 11
                              ADOPTION OF THE PLAN

11.1 This Plan was adopted by the Corporation by action of the Board of Directors on September 29, 1998. All Options outstanding under the Plan as of July 15, 1998 were assumed by the Corporation pursuant to the terms of an Amended and Restated Combination Agreement between the Corporation (formerly Fountain Oil Incorporated) and CanArgo Energy Inc. dated as of February 2, 1998, which was approved by the Corporation's stockholders on July 8, 1998.

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